Exhibit 10.3
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                             SECURED PROMISSORY NOTE

U.S. $958,499.02                                                 March 31, 2002

                  FOR VALUE RECEIVED, the undersigned, Helms Management Corp. (the "Maker"), HEREBY PROMISES TO PAY to the order of North Atlantic Trading Company, Inc. (together with any successor in interest or assignee thereof, the "Payee") at its offices located at 257 Park Avenue South, New York, New York, 10010-7304, or at such other place as Payee or any holder hereof may from time to time designate to Maker in writing, in immediately available funds the principal sum of Nine Hundred Fifty-Eight Thousand Four Hundred Ninety-Nine Dollars and Two Cents ($958,499.02), plus accrued interest as provided herein, in lawful money of the United States, in accordance with the terms hereafter set forth.

                  Interest shall accrue on the unpaid principal balance hereof at the fixed rate equal to five percent (5%) per annum from the date hereof until paid in full and shall be payable in cash on each anniversary of the date hereof. The outstanding principal amount of this Note, together with all accrued and unpaid interest thereon shall, unless sooner accelerated, be due and payable in full on March 31, 2008 or on the following business day if any such date is not a business day. Interest hereunder shall be computed on the basis of the actual number of days elapsed over the period of a 365-day year. Maker hereby waives diligence, demand, presentment, protest and notice, and assents to extensions of time of payments, releases, surrender or substitution of security, or forbearance or other indulgence, without notice.

                  The payment of this Note is secured by that certain Pledge and Security Agreement of even date herewith between the Maker, Thomas J. Helms, Jr. ("Helms") and Payee (the "Pledge and Security Agreement"), pursuant to which each of Maker and Helms have granted a security interest to Payee in their respective right, title and interest in and to the Pledged Collateral (as defined in the Pledge and Security Agreement).

                  All payments shall be applied first to accrued and unpaid interest hereunder and then to the principal balance hereof. If the Maker shall default in the punctual payment of any sum payable hereunder or upon the occurrence of any Event of Default under the Pledge and Security Agreement, whether or not notice of such default is given, then: (i) all amounts outstanding under this Note shall become immediately due and payable without any further notice by Payee; (ii) Payee shall have the right to sell or otherwise dispose of the Pledged Collateral in the manner set forth in the Pledge and Security Agreement; (iii) Payee shall have the right to exercise any and all of its rights and remedies as a secured creditor pursuant to applicable law; and
(iv) the unpaid principal balance outstanding at such date shall bear interest at the rate equal to seven percent (7%) per annum; provided, however, that in no case shall the rate of interest exceed the maximum amount permitted by applicable law. The rights and remedies referred to above shall be cumulative, nonexclusive and enforceable alternatively, successively and concurrently. Maker acknowledges and agrees that its obligation to pay principal and interest hereunder shall not be subject to any counterclaims, offsets or defenses against Payee or any holder of this Note that are presently existing or which may arise in the future.

                  This Note may be prepaid at any time, in whole or in part, at Maker's option, and shall become due and payable in full within sixty (60) days after Helms ceases to be employed by the Payee or any of its subsidiaries. Any prepayment shall be made without premium or penalty, and any such prepayment shall be applied and credited first to any accrued and unpaid interest hereunder to the date of such prepayment and the balance, if any, to the reduction of the principal amount hereof.

                  This Note shall supercede the promissory note dated April 14, 1998 issued by the Maker to Payee in the principal amount of $886,686.30, which promissory note is hereby cancelled and discharged and shall be of no further force or effect.

                  If, after the due date for the payment of any principal or interest hereunder, this Note is referred to an attorney for collection, Maker shall be liable for attorneys' fees and expenses and other expenses and costs of collection.

                  Maker hereby irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York in connection with any action or proceeding arising out of or related to this Note.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, AND SHALL BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF MAKER AND SHALL INURE TO THE BENEFIT OF PAYEE, ITS SUCCESSORS, ENDORSEES AND ASSIGNS.

                  This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged. No extension of the date on which payment is due shall be effective unless signed by Payee.

                  If any term or provision of this Note shall be invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected.

                  IN THE EVENT OF ANY LITIGATION WITH RESPECT TO THIS NOTE, MAKER WAIVES (TO THE EXTENT PERMITTED BY LAW) THE RIGHT TO A TRIAL BY JURY, ALL RIGHTS OF SET-OFF AND RIGHTS TO INTERPOSE COUNTERCLAIMS AND CROSS-CLAIMS (UNLESS SUCH SET-OFF, COUNTERCLAIM OR CROSS-CLAIM COULD NOT, BY REASON OF ANY APPLICABLE FEDERAL OR STATE PROCEDURAL LAWS, BE INTERPOSED, PLEADED OR ALLEGED IN ANY OTHER ACTION) AND THE DEFENSES OF FORUM NON CONVENIENS AND IMPROPER VENUE.



                                              HELMS MANAGEMENT CORP.

                                              By:  /s/ Thomas F. Helms, Jr.
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                                              Name:    Thomas F. Helms, Jr.
                                              Title:   President
















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